Exhibit 10.22

FIRST amendment to

amended and restated

Limited Liability Company Agreement

FOR

BR-NPT SPRINGING ENTITY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This FIRST Amendment to amended and restated Limited Liability Company Agreement (this “First Amendment”) is made as of the 24th day of December, 2013, by BR-NORTH PARK TOWERS, LLC, as managing member (the “Manager”), for itself and on behalf of the members set forth on Schedule A hereto (the “Members”).

WHEREAS, an Amended and Restated Limited Liability Company Agreement dated April 30, 2013 (the “LLC Agreement”) for BR-NPT Springing Entity, LLC (the “Company”) was previously entered into by and among the Members and the Manager.

WHEREAS, the Company previously borrowed that certain Mortgage Loan from the Mortgage Lender in the original principal amount of $10,000,000.00.

WHEREAS, in connection with that certain refinancing of the Mortgage Loan being entered into by the Company with the Lender, the Company has agreed to amend the LLC Agreement in order to, among other things, add additional definitions, replace certain existing special purpose provisions that are no longer applicable with the corresponding provisions required by Lender and to otherwise permit the borrowing of the new Loan.

WHEREAS, the parties hereto wish to amend the LLC Agreement as hereinafter provided.

NOW, THEREFORE, the parties hereto modify and amend the LLC Agreement, effective as of the date hereof, as follows:

1.            Section 1.01 of the LLC Agreement is hereby modified and amended to delete the following definitions and inserting therefor the replacement definitions described below. Any references to such terms throughout the LLC Agreement are hereby either deleted and rendered ineffective or modified and amended as set forth herein, as applicable, from and after the date hereof.

(a)          “Mortgage Loan” is deleted and each reference thereto is replaced each such reference with “Loan”.

(b)           “Mortgage Lender” is deleted and each reference thereto is replaced with “Lender”.

(c)          “Mortgage Loan Documents” is deleted and each reference thereto is replaced with “Loan Documents”.

(d)          “Mortgage Debt” is deleted and each reference thereto is replaced with “Debt”.

(e)          “Guarantor(s)” is deleted and each reference thereto is replaced with “R. Ramin Kamfar”

(f)          “Guaranty(ees)” is deleted and each reference thereto is replaced with and replace each such reference with the Guaranty of Recourse Obligations and the Environmental Indemnity Agreement that constitute part of the Loan Documents.

(g)          “Mortgage Loan Default” is deleted and each reference thereto is replaced with Loan Default”.

(h)          “Affiliate” is deleted and replaced with the following:

“Affiliate” means, with respect to any specified Person any other Person owning beneficially, directly or indirectly, any ownership interest in such specified Person or directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person.

(i)          “Control is deleted and replaced with the following:

“Control” (including the correlative terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of the business and affairs of the entity in question by reason of the ownership of beneficial interests, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to Control another Person in which it owns, directly or indirectly, ten percent (10%) or more of the ownership interests.”

(j)          “Material Action” is deleted and replaced with the following:

“Material Action” means (a) to file any bankruptcy, insolvency, or reorganization case or proceeding, (b) to institute proceedings to have the Company be adjudicated bankrupt or insolvent, (c) to institute proceedings under any applicable Creditors’ Rights Laws to have the Company be adjudicated bankrupt or insolvent, (d) to seek any relief under any law relating to relief from debts or the protection of debtors generally, (e) to consent to the filing or institution of bankruptcy, reorganization or insolvency proceedings against the Company, (f) to file a petition seeking, or consent to, bankruptcy, insolvency, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy or insolvency, (g) to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for the Company or a substantial part of its property, (h) to make any assignment for the benefit of creditors of the Company, (i) to admit in writing the Company’s inability to pay its debts generally as they become due, (j) to declare or effectuate a moratorium on the payment of any Obligation, or (k) to take action in furtherance of any of the foregoing.

(k)          “Member” is deleted and replaced with the following:

2

“Member” means any Person that holds a limited liability company interest in the Company and is admitted as a member of the Company and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement and the Delaware Act, each in its capacity as a member of the Company.

(l)          “Person” is deleted and replaced with the following:

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture or any other entity or organization, whether or not a legal entity, including a government or political subdivision or an agency, unit or instrumentality thereof.

2.            Section 1.01 of the LLC Agreement is further modified and amended by inserting the following new definitions:

(a)          “Lender’ shall mean Arbor Commercial Mortgage, LLC, a New York limited liability company or any of its affiliates together with their successors and assigns, the lender under the Loan; or the lender under any replacement loan, its successors and assigns.

(b)          “Loan” shall mean that certain loan in the amount of $11,500,000.00 made by Lender to the Company in accordance with the terms, conditions and provisions of the Loan Documents.

(c)          “Loan Agreement means that certain Loan Agreement by and between the Company and Lender.

(d)          “Loan Documents” has the meaning set forth in the Loan Agreement.

(e)          “Debt” has the meaning set forth in the Loan Agreement.

(f)          “Rating Agency” has the meaning assigned to that term in the Loan Documents, or if no such defined term exists, means a nationally recognized rating agency that is rating or that has rated the Loan or any pool of loans of which the Loan forms a part or any securities issued in connection with a securitization of the Loan or such pool of loans.

(g)          “Rating Agency Confirmation” means (i) with respect to any action taken at any time before the Loan has been sold or assigned to a securitization trust, that the Lender has consented to such action, and (ii) with respect to any action taken at any time after the loan evidenced and secured by the Loan Documents has been sold or assigned to a securitization trust, that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction, withdrawal, downgrade or qualification of the then current rating by such Rating Agency of the Loan or any pool of loans of which the Loan forms a part, or of any of securities issued by such securitization trust.

3

(h)          “Obligations” shall have the meaning set forth in the Loan Agreement.

(i)          “Permitted Indebtedness” shall have the meaning set forth in the Loan Agreement.

(j)          “Indebtedness” shall have the meaning set forth in the Loan Agreement.

(l)           “Securitization” shall have the meaning set forth in the Loan Agreement,

3.            Sections 7.05 (b) and (c) of the LLC Agreement are modified and amended by deleting each such Section in its entirety and inserting therefor the following:

(b)          Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, neither the Members or Manager nor the Company shall amend, alter or change any of Article 1, Section 2.03, Section 2.04, Section 2.08, Section 7.01(a), (e) and (f), Section 7.05, Section 9.01, Section 9.02, Section 9.03, Article 10, Section 11.01, Section 12.01, Section 12.02, Section 12.03, Section 12.04, Section 13.02, and Section 13.06 (collectively, the “Special Purpose Provisions”), without the prior written consent of the Lender and upon receiving any required Rating Agency Confirmation. Subject to this Section 7.05 and Section 7.02, the Manager reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 13.02. In the event of any conflict between any of the Special Purpose Provisions and any other provision of this or any other document governing the formation, management or operation of the Company, the Special Purpose Provisions shall control.

(c)          Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, any Member, the Manager, any officer or any other Person, neither the Company nor the Members nor the Manager nor any other Person shall be authorized or empowered, nor shall they permit the Company to, and the Company shall not, without the prior unanimous written consent of the Manager and the Members, take any Material Action. Notwithstanding anything to the contrary in this Agreement or in any other document governing the formation, management or operation of the Company, prior to taking any Material Action, the Members and the Manager shall, to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act, take into account the interest of the Company’s creditors, as well as those of the Company.

4.            Section 9.01 of the LLC Agreement is modified and amended by deleting it in its entirety and inserting therefor the following:

“9.01      Special Purpose Entity. The Company hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:

4

(a)	The Company (i) has been, is, and will be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Property, entering into the Loan Agreement with the Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(b)	The Company has not engaged and will not engage in any business other than the ownership, management and operation of the Property and the Company will conduct and operate its business as presently conducted and operated.

(c)	The Company has not and will not enter into any contract or agreement with any Affiliate of the Company except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than would be available on an arms-length basis with third parties other than any such party.

(d)	The Company has not incurred any Indebtedness which remains outstanding and will not incur any Indebtedness other than Permitted Indebtedness. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property.

(e)	The Company has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates.

(f)	The Company has been, is, and intends to remain solvent and the Company has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that the foregoing shall not require any direct or indirect member, partner, shareholder or other equity owner of the Company to make any additional capital contributions to the Company.

(g)	The Company has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and the Company has not, will not, nor will the Company permit any SPC Party (as hereinafter defined) to, (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (1)(A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation in connection therewith, or (2) solely in connection with and in order to reflect the occurrence of Permitted Transfer (as defined in the Loan Agreement) made pursuant to and in accordance with the terms of this Agreement, amend, modify or otherwise change its limited liability company agreement or other organizational documents.

5

(h)	The Company has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. The Company’s assets will not be listed as assets on the financial statement of any other Person, provided, however, that the Company’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company and such Affiliates and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets shall be listed on the Company’s own separate balance sheet. The Company will file its own tax returns (to the extent the Company is required to file any such tax returns) and will not file a consolidated federal income tax return with any other Person. The Company has maintained and shall maintain its books, records, resolutions and agreements in accordance with the Loan Agreement.

(i)	The Company has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of the Company or any constituent party of the Company), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)	The Company has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member of the Company to make any additional capital contributions to the Company.

(k)	Neither the Company nor any constituent party of the Company has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Company.

(l)	The Company has not and will not commingle the funds and other assets of the Company with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

(m)	The Company has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

6

(n)	The Company has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.

(o)	The Company’s manager (an “SPC Party”) shall be a Delaware limited liability company or a corporation formed under the laws of any jurisdiction of the United States whose sole asset is its interest in the Company and such SPC Party (i) will cause the Company to be a Special Purpose Bankruptcy Remote Entity; (ii) will at all times comply with each of the representations, warranties and covenants contained in this Section 9.01 (other than clauses (a), (b), (d) and (y)) as if such representation, warranty or covenant was made directly by such SPC Party; (iii) will not engage in any business or activity other than managing and owning an interest in the Company; (iv) will not acquire or own any assets other than its membership interest in the Company; and (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than unsecured trade payables incurred in the ordinary course of business related to the ownership of an interest in the Company that (A) do not exceed at any one time $25,000.00, and (B) are paid within sixty (60) days after the date incurred. Upon the withdrawal or the disassociation of an SPC Party from the Company, the Company shall immediately appoint a new SPC Party whose articles or certificate of formation or incorporation are substantially similar to those of such SPC Party.

(p)	Intentionally omitted.

(q)	The organizational documents of the Company and each SPC Party shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.

(r)	Intentionally omitted.

(s)	Notwithstanding anything herein to the contrary, the SPC Party may be a Delaware single-member limited liability company provided that:

7

i.	the organizational documents of such SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes the sole member of such SPC Party (“Sole Member”) to cease to be a member of such SPC Party (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), each of the persons acting as a springing member of SPC Party shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of SPC Party, automatically be admitted as members of SPC Party (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of SPC Party without dissolution. The organizational documents of SPC Party shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless a successor Special Member has been admitted to SPC Party as a Special Member;

ii.	the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of the Loan Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to SPC Party; and

iii.	the organizational documents of SPC Party shall provide that, as long as any portion of the Obligations remains outstanding: (i) SPC Party shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of SPC Party or the occurrence of any other event which terminates the continued membership of the last remaining member of SPC Party in SPC Party unless the business of SPC Party is continued in a manner permitted by its operating agreement or the Delaware Act, or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (ii) upon the occurrence of any event that causes the last remaining member of SPC Party to cease to be a member of SPC Party or that causes Sole Member to cease to be a member of SPC Party (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in SPC Party and the admission of the transferee, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of SPC Party, if permitted pursuant to the organizational documents of SPC Party and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in SPC Party, agree in writing (I) to continue the existence of SPC Party, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of SPC Party, effective as of the occurrence of the event that terminated the continued membership of such member in SPC Party; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of SPC Party and upon the occurrence of such an event, the business of SPC Party shall continue without dissolution; (iv) in the event of the dissolution of SPC Party, SPC Party shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of SPC Party in an orderly manner), and the assets of SPC Party shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause SPC Party or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of SPC Party, to compel any sale of all or any portion of the assets of SPC Party pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of SPC Party.

8

(t)	The Company hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the representations, warranties and covenants in this Section 9.01, and (ii) all of the organizational documents of the Company and any SPC Party.

(u)	The Company has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts, other than Manager, in its capacity as Manager of the Company and Bluerock Property Management, LLC, in its capacity as property manager for the Property.

(v)	The Company has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not require any direct or indirect member of the Company to make any additional capital contributions to the Company.

(w)	The Company has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred; provided that the foregoing shall not require any direct or indirect member of the Company to make any additional capital contributions to the Company.

(x)	The Company has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

9

(y)	Except in connection with the Loan, the Company has not pledged and will not pledge its assets for the benefit of any other Person that will remain outstanding after the Closing Date.

(z)	The Company has and will have no obligation to indemnify its officers, directors, members or partners, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(aa)	The Company will not: (A) dissolve, merge, liquidate, consolidate; (B) sell, transfer, dispose, or encumber (except with respect to the Loan Documents) all or substantially all of its assets or acquire all or substantially all of the assets of any Person; or (C) engage in any other business activity, or amend its organizational documents with respect to the matters set forth on this Section 9.01 without the consent of the Lender.

(bb)	The Company has not, does not, and will not have any of its obligations guaranteed by any Affiliate (other than from the Guarantor with respect to the Loan) that will remain outstanding after the Closing Date.

Failure of the Company or the Members or Manager on behalf of the Company to comply with the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members or Manager.”

5.            Section 9 of the LLC Agreement is further modified and amended by inserting the following new Sections 9.02 and 9.03:

I.            9.02         Waiver of Partition; Nature of Interest. To the fullest extent permitted by law, each of the Members and the Manager hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members shall not have any interest in any specific assets of the Company, and the Members shall not have the status of a creditor with respect to any distribution pursuant to this Agreement. The interest of the Members in the Company is personal property.

9.03        Third-Party Rights. The Lender, its successors and assigns, are intended third-party beneficiaries of this Agreement and may enforce the Special Purpose Provisions.

6.            Section 11.01 (e) of the LLC Agreement is deleted in its entirety and replaced with the following:

10

“(e)          Notwithstanding the foregoing provisions, any indemnification set forth herein shall be fully subordinate to the Loan and, to the fullest extent permitted by law, shall; not constitute a claim against the Company in the event that the Company’s cash flow is insufficient to pay its Obligations.”

7.            Section 12.02(a) of the LLC Agreement is modified and amended by adding “Subject to the terms of Section 9.01, “ to the beginning thereof.

8.            Section 12.02 (c) of the LLC Agreement is modified and amended by adding the following to the end thereof:

“Except as otherwise required by law, notwithstanding any other provision of this Agreement, the dissolution or death of a Member shall not, by itself, cause the Company to be dissolved or its affairs to be wound up and upon the occurrence of such event the Company shall continue without dissolution.”

9.            Section 12.02 of the LLC Agreement is further modified and amended by adding the following new subsection (d):

“(d)        Notwithstanding any other provision of this Agreement, each of the Members waive any right it might have to agree tin writing to dissolve the Company upon the Bankruptcy of a Member or the occurrence of an event that causes a Member to cease to be a Member of the Company.”

10.          Section 13.02 (a) of the LLC Agreement is modified by adding “Subject to Section 7.05(b),” to the beginning thereof.

11.          This First Amendment is intended to be effective from and after the date set forth above.

[SIGNATURES TO FOLLOW]

11

IN WITNESS WHEREOF the undersigned have set their hands to this First Amendment as of the date first set forth above.

MANAGER:	BLUEROCK REAL ESTATE, L.L.C.,
a Delaware limited liability company

	By:	/s/ Jordan Ruddy
	Name:	Jordan Ruddy
	Title:	Authorized Signatory

12

SCHEDULE A

MEMBERS

2,350,000.0000
900.00
100.00

Schedule A

Members	No. of Units
Ralph N. Schmidt, Jr. Trust	0.9009
Linda Bergsnev	1.0811
Benjamin H. Aiken and Susan B. Aiken Living Trusts	1.4486
James R. Mathwig and Donna S. Mathwig	1.2252
Vasco Four Twenty-Seven River, LLC	0.3604
Cool Properties LLC, a California LLC	13.9430
Martin Dent and Karen F. Finell	1.8018
Barbara Hopewell	0.9009
The Royle Family Trust ,Stagg Fiduciary Trustee	0.3604
Gene 5520 Connecticut, LLC	0.9009
William D. Boyd and Robin M. Boyd	10.2340
The Gary and Catherine White Trust	9.0089
Thomas P. Patterson and Judith T. Patterson	1.1892
Peter Paul Mattingly and Jerome A. Serszen	8.0242
Nolan T. Higa and Kimberlee K. Higa	12.6132
Kelly D. Brandt and Annie E. Brandt	7.2068
Weldon Lee and Barbara Ann Daines 1986 Trust	9.7302
Warden Family Trust	10.6039
Dennis D Law Trust	4.5045
The Lyman Family Revocable Trust	4.5045
Richard A. Saenz	4.7932
Frank J. Scolaro Jr.	0.6234
Albert Bianchi	0.3820
Michael Schindel	0.3928
StoneVest Limited Partnership	15.0000
David L. Kuchenthal and Janet J. Olson Revocable Living Trust	6.3060
Couverley Trust TIC Investment Partnership	1.3116
The Irish Partnership	10.0000
Katherine L. Bishop and Denise Karas	10.0000
Martin Perlmutter and Mary Bowles	5.7651
Henry and Sophia Sander	9.0102
Lester W Heuser	1.0811
Richard and Mary Wall	1.0000
The H&N Winter 2003 Family Trust	0.6306
Mary Katherine Fry, Trustee, The Fry Living Trust	1.8025
Rodney A. Maurice Irr. Trust	7.2068
Domenick and Alice Marinaro	1.9623
Xenia, LLC	0.7748
Wayne and Lynne Armstrong	0.1809
Margaret Chappell	0.0904
Pearl Rachlin	0.0904
Jeffrey C. West	0.0904
Jerald Tuchband IRA	1.8085
Robert Milstein Profit Sharing Plan	0.1085
Marc and Emma Sclafani	0.1809
Georg Olav Andersen and Annabelle Leigh Andersen Joint Revocable Trust	0.4689
Margaret Kramer	1.8124
Wilman Family Trust	0.3624
The Lois S. Bolick Living Trust dtd 2/15/99	0.1802
Charles Shanks	0.2716
Garold L. Fleming	0.2170
Richard and Gwen Kerr	0.0904
Gary or Patricia Dwyer	0.1447
Twyla I. Warlick	0.4775
Mendlow Towers LLC	1.8909
Four B Towers LLC	6.4185
Four B Towers II LLC	1.4717
Four B Towers III LLC	1.2114
5 Harrison Towers LLC	5.8579
Currier Towers LLC	4.3487
Schleifer Towers LLC	3.2296
Duane Towers LLC	0.6969
Duane Towers II LLC	1.9623
Duane Towers III LLC	1.9623
Ruddy Towers LLC	1.5334
Ruddy Towers II LLC	0.3040
Ruddy Towers III LLC	1.9623
River Towers II LLC	0.4667
River Towers III LLC	0.3040
Kamfar Towers LLC	20.8855
BR North Park Towers, LLC	6.1380 ←
	245.80
NPT Investors, LLC	754.20 ←
	1,000.0000